UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 1, 2015

General Communication, Inc.

(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 Denali Street, Suite 1000, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On April 1, 2015 (the “Closing Date”), GCI, Inc. (the “Company”), which is a wholly-owned subsidiary of General Communication, Inc. (“GCI”), completed the previously announced offering (the “Offering”) of $450 million in aggregate principal amount of its 6.875% Senior Notes due 2025 (the “2025 Notes”) at an issue price of 99.105% to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in accordance with Regulation S under the Securities Act. The Company intends to use the net proceeds from the Notes offering to fund the consideration for the purchase of the $425 million outstanding principal amount of the Company’s 8.625% Senior Notes due 2019 (the “Outstanding Senior Notes”) in the Tender Offer (discussed below) and/or to redeem any and all of the Outstanding Senior Notes that have not been accepted and paid for in the Tender Offer and to pay related expenses.

The 2025 Notes will mature on April 15, 2025.  The 2025 Notes will bear interest at the rate of 6.875% per year and will be payable semi-annually in cash on April 15 and October 15 of each year, beginning on October 15, 2015.

The 2025 Notes are senior unsecured obligations of the Company which rank equally in right of payment with the Company’s existing and future senior unsecured debt, including the Company’s 6 ¾% Senior Notes due 2021, and senior in right of payment to all future subordinated indebtedness of the Company.

The 2025 Notes were issued pursuant to an Indenture, dated as of the Closing Date, between the Company and MUFG Union Bank, N.A., as trustee (the “Indenture”).

The Company is not required to make mandatory sinking fund payments with respect to the 2025 Notes.

Upon the occurrence of a change of control of the Company, each holder of 2025 Notes will have the right to require the Company to purchase all or any part of such holder’s 2025 Notes at a purchase price equal to 101% of the principal amount of such 2025 Notes, plus accrued and unpaid interest on such 2025 Notes, if any.  If the Company or certain of its subsidiaries engage in asset sales, the Company must generally either invest the net cash proceeds from such sales in its business within a period of time, prepay debt under any outstanding credit facility, or make an offer to purchase a principal amount of the 2025 Notes equal to the excess net cash proceeds, with the purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any.

The covenants in the Indenture limit the ability of the Company and certain of its subsidiaries to, among other things: (1) incur additional debt or enter into sale and leaseback transactions; (2) pay dividends or distributions on capital stock or repurchase capital stock; (3) issue stock of subsidiaries; (4) make certain investments; (5) create liens on assets to secure debt; (6) enter into transactions with affiliates; (7) merge or consolidate with another company; and (8) transfer and sell assets.  These covenants are subject to a number of limitations and exceptions, as further described in the Indenture.

The foregoing descriptions of the Indenture and the 2025 Notes are qualified by reference in their entireties to copies of such documents or forms of such documents, which are filed with this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated in this Item 1.01 by reference.

On the Closing Date and in connection with the Offering, the Company also executed a Registration Rights Agreement among the Company, as issuer, and SunTrust Robinson Humphrey, Inc., as representative of the several initial purchasers (the “Registration Rights Agreement”), pursuant to which the Company agreed that it will, at its expense, for the benefit of the holders of the 2025 Notes: (1) within 120 days after the Closing Date, file a registration statement on an appropriate registration form (the “Exchange Offer Registration Statement”) with respect to a registered offer (the “Exchange Offer”) to exchange the 2025 Notes for publicly registered notes of the Company (the “Exchange Notes”) which will have terms substantially identical in all material respects to the 2025 Notes  (except that the Exchange Notes will not contain certain terms related to transfer restrictions or additional interest) and (2) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 210 days after the Closing Date.  Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes to holders of the 2025 Notes in exchange for surrender of the 2025 Notes.  The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to such holders.  Under certain circumstances, the Company may be required to file a shelf registration statement to cover resales of the 2025 Notes (the “Shelf Registration Statement”) and use its commercially reasonable efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Closing Date or such time as all of the applicable 2025 Notes have been sold thereunder.

If the Company fails to meet certain registration targets identified in the Registration Rights Agreement, then additional interest on the 2025 Notes will be payable.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On March 30, 2015, GCI issued a news release announcing that the Company had priced the previously announced Offering of 2025 Notes.  The closing of the Offering of 2025 Notes was announced in a news release issued on April 1, 2015.  The Company intends to use the net proceeds from the Notes offering to fund the consideration for the purchase of the Outstanding Senior Notes in the Tender Offer and/or to redeem any and all of the Outstanding Senior Notes that have not been accepted and paid for in the Tender Offer and to pay related expenses.  The full text of the press releases announcing the pricing and the closing of the Offering are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 7.01.

The 2025 Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 8.01   Other Events

On April 1, 2015, GCI announced the results of the previously announced cash tender offer by the Company (the “Tender Offer”) for any and all of the Outstanding Senior Notes (CUSIP/ISIN No. 36155W AF3/US36155W AF32). A copy of the press release announcing the results of the Tender Offer, and which describes the Tender Offer in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.3.  On April 1, 2015, GCI accepted and completed the purchase of all Outstanding Senior Notes tendered in the Tender Offer.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Indenture dated as of April 1, 2015 between GCI, Inc. and MUFG Union Bank, N.A., as trustee

4.2	Form of 6.875% Notes due 2025 (included in Exhibit 4.1)

99.1	News Release issued by General Communication, Inc. on March 30, 2015 (relating to pricing of 2025 Notes)

99.2	News Release issued by General Communication, Inc. on April 1, 2015 (relating to closing of the issuance of 2025 Notes)

99.2	News Release issued by General Communication, Inc. on April 1, 2015 (relating to the results of the Tender Offer)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date:	April 6, 2015.

		By:	/s/ Peter J. Pounds
		Name:	Peter J. Pounds
		Title:	Senior Vice President, Chief Financial Officer and Secretary
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of April 1, 2015 between GCI, Inc. and MUFG Union Bank, N.A., as trustee

4.2	Form of 6.875% Notes due 2025 (included in Exhibit 4.1)

99.1	News Release issued by General Communication, Inc. on March 30, 2015 (relating to pricing of 2025 Notes)

99.2	News Release issued by General Communication, Inc. on April 1, 2015 (relating to closing of the issuance of 2025 Notes)

99.2	News Release issued by General Communication, Inc. on April 1, 2015 (relating to the results of the Tender Offer)